Exhibit 1.1

Act II Global Acquisition Corp.

25,000,000 Units1
Ordinary Shares
Warrants

UNDERWRITING AGREEMENT

[●], 2019

Cantor Fitzgerald & Co.
c/o Cantor Fitzgerald & Co.
499 Park Avenue
New York, New York 10022

As Representative of the
several Underwriters listed
in Schedule I hereto

Ladies and Gentlemen:

Act II Global Acquisition Corp., a Cayman Islands corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 25,000,000 Units (the “Firm Units”) of the Company and, at the election of the Underwriters, up to 3,750,000 additional units, if any (the “Option Units”, the Option Units that the Underwriters elect to purchase pursuant to Section 2(b) hereof, together with the Firm Units, being hereinafter called the “Units”).

Each Unit consists of one share of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one warrant, where each whole warrant is exercisable to purchase one Ordinary Share (the “Warrant(s)”). The Ordinary Shares and Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus (unless the Representative informs the Company of its decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the offering and the sale of the Private Placement Warrants (as defined below) , (b) the filing of such audited balance sheet with the Securities and Exchange Commission (the “Commission”) on a Current Report on Form 8-K or similar form by the Company that includes such audited balance sheet, and (c) the Company having issued a press release announcing when such separate trading will begin. Each whole Warrant entitles its holder, upon exercise, to purchase one Ordinary Share for $11.50 per share during the period commencing on the later of thirty (30) days after the completion of an initial Business Combination (as defined below) or twelve (12) months from the date of the consummation of the offering and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or the liquidation of the Company in accordance with the Amended and Restated Memorandum and Articles of Association (as defined below) if the Company fails to consummate a Business Combination (the “Liquidation”); provided, however, that pursuant to the Warrant Agreement (as defined below), a warrant may not be exercised for a fractional share. As used herein, the term “Business Combination” (as described more fully in the Prospectus, as defined below) shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

[1]	Plus an option to purchase from the Company up to 3,750,000 additional Units to cover the underwriters’ option to purchase additional Units.

The Company has entered into an Investment Management Trust Agreement, effective as of [●], 2019, with Continental Stock Transfer & Trust Company (“CST”), as trustee (the “Trust Agreement”), in substantially the form filed as Exhibit 10.3 to the Registration Statement (as defined below), pursuant to which the proceeds from the sale of the Private Placement Warrants (as defined below) and certain proceeds of the offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Firm Units and the Option Units, if and when issued in each case as described more fully in the Prospectus.

The Company has entered into a Warrant Agreement, effective as of [●], 2019 (the “Warrant Agreement”), with respect to the Warrants and the Private Placement Warrants with CST, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement, pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants and the Private Placement Warrants.

The Company has entered into a Securities Subscription Agreement, dated as of February 14, 2019 (the “Founder’s Purchase Agreement”), with Act II Global LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor purchased an aggregate of 2,875,000 Class B ordinary shares of the Company (including the Ordinary Shares issuable upon conversion thereof, the “Founder Shares”), for an aggregate purchase price of $25,000. In April 2019, the Company effected a share capitalization in the form of a share dividend of 2.5 shares for each Class B ordinary share in issue, resulting in the Sponsor holding 7,187,500 Founder Shares. The Founder Shares are substantially similar to the Ordinary Shares included in the Units except as described in the Prospectus.

The Company has entered into a Private Placement Warrants Purchase Agreement, effective as of [●], 2019, in substantially the form filed as Exhibit 10.6 to the Registration Statement (the “Warrant Subscription Agreement”), with the Sponsor, pursuant to which the Sponsor agreed to purchase an aggregate of 6,750,000 warrants, at a price of $1.00 per Private Placement Warrant, each entitling the holder, upon exercise, to purchase one Ordinary Share (the “Private Placement Warrants”), for $11.50 per share. The Private Placement Warrants are substantially similar to the Warrants included in the Units, except as described in the Prospectus.

The Company has entered into a Registration Rights Agreement, dated as of [●], 2019, with the Sponsor and the other parties thereto, in substantially the form filed as Exhibit 10.4 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Private Placement Warrants and the Ordinary Shares underlying the Founder Shares, the Ordinary Shares underlying the Private Placement Warrants and certain warrants that may be issued upon conversion of working capital loans (including the Ordinary Shares underlying such warrants) as described in the Prospectus.

The Company has caused to be duly executed and delivered letter agreements, dated [●], 2019, by and among the Sponsor and each of the Company’s initial stockholders, officers and directors, in the form filed as Exhibit 10.2 to the Registration Statement (the “Insider Letters”).

The Company has entered into an Administrative Services Agreement the Sponsor, dated as of [●], 2019 (the “Services Agreement”), with [●], in substantially the form filed as Exhibit 10.8 to the Registration Statement, pursuant to which the Company will, subject to the terms of the Services Agreement, pay to the Sponsor, an aggregate monthly fee of $10,000 for office space, administrative and support servicesfrom the date that the Units are first listed on the NASDAQ Capital Market (“NASDAQ”) until the earlier of (x) the consummation of an initial Business Combination and (y) the Liquidation.

The Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Warrant Subscription Agreement, the Registration Rights Agreement, the Insider Letters, together with the Services Agreement hereinafter called the “Transaction Documents.”

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Units, as follows:

1. Registration Statement. The Company has prepared and filed with the Commission under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-230756), including a prospectus, relating to the Units. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Units. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared a Preliminary Prospectus dated [●], 2019 (collectively with the time of delivery information set forth on Schedule II hereto, the “Pricing Disclosure Package”).

“Applicable Time” means [●] [A/P].M., New York City time, on [●], 2019.

2. Purchase of the Units.

(a) The Company agrees to issue and sell the Firm Units to the several Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $9.80 (the “Purchase Price”) from the Company the respective number of Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b) In addition, the Company agrees to issue and sell the Option Units to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Units at a price per share of $10.00 less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Units but not payable on the Option Units.

If any Option Units are to be purchased, the number of Option Units to be purchased by each Underwriter shall be the number of Option Units which bears the same ratio to the aggregate number of Option Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Units being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional shares as the Representative in its sole discretion shall make.

The Underwriters may exercise the option to purchase Option Units at any time in whole, or from time to time in part, on or before the forty-fifth (45th) day following the date of the Prospectus, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised and the date and time when the Option Units are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein. Upon exercise of the option to purchase Option Units, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

(c) In addition to the discount from the public offering price represented by the Purchase Price, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Firm Unit and $0.55 per Option Unit purchased hereunder (the “Deferred Discount”). The Deferred Discount will be paid directly to the Representative, on behalf of the Underwriters, by the trustee from amounts on deposit in the Trust Account (without accrued interest) by wire transfer if and when the Company consummates an initial Business Combination. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement, as may be amended, and the funds held under the Trust Agreement are distributed to the holders of the Ordinary Shares included in the Securities sold pursuant to this Agreement (the “Public Stockholder”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Stockholders on a pro rata basis.

(d) The Company understands that the Underwriters intend to make a public offering of the Units, and initially to offer the Units on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Units to or through any affiliate of an Underwriter.

(e) Delivery and payment for the Units shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative in the case of the Firm Units, at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022 at 10:00 A.M. New York City time on [●], 2019, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option Units, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Units. The Company shall not be obligated to sell or deliver any of the Firm Units except upon tender of payment by the Representative for all the Firm Units. The time and date of such delivery of and payment for the Firm Units is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Units, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Delivery and payment for the Units to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Units to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Units duly paid by the Company. Delivery of the Units shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct. The certificates for the Units will be made available for inspection and packaging by the Representative at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(f) The Company acknowledges and agrees that the Representative and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Units contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto. Any review by the Representative and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

(g) Upon consummation of the offering and the sale of the Private Placement Warrants, it is intended that approximately $1,250,000 of the Offering proceeds will be released to the Company and held outside of the Trust Account to fund the working capital requirements of the Company.

(h) Prior to the Company’s consummation of a Business Combination or the Company’s liquidation, interest earned on the Trust Account may be released to the Company from the Trust Account in accordance with the terms of the Trust Agreement to pay any taxes incurred by the Company, all as more fully described in the Prospectus.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Company has not prepared or used and will not prepare or use a free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”).

(d) Form 8-A. The Company has filed with the Commission a Form 8-A (file number 001-[●]) providing for the registration under the Securities and Exchange Act of 1934 (the “Exchange Act”) of the Units, the Ordinary Shares and the Warrants, which registration is currently effective on the date hereof. The Units have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on NASDAQ, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(e) Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(f) Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications by virtue of a writing substantially in the form of Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Units has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(h) Financial Statements. The financial statements (including the related notes thereto) of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of the Company as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and presents fairly the information shown thereby.

(i) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock, short-term debt or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company taken as a whole; (ii) the Company has not entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company; and (iii) the Company has not sustained any loss or interference with its business that is material to the Company and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j) Organization and Good Standing. The Company has been duly organized and is validly existing and in good standing under the laws of its jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and have all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company or on the performance by the Company of its obligations under this Agreement and the Transaction Documents (a “Material Adverse Effect”).

(k) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the outstanding Ordinary Shares and Warrants were at all relevant times either registered under the Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such Ordinary Shares and Warrants, exempt from such registration requirements. The holders of outstanding shares of the Company are not entitled to preemptive or other rights to subscribe for the Securities arising by operation of law or under the Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”) of the Company.

(l) Founder Shares. The Founder Shares are duly authorized, validly issued, fully paid and non-assessable.

(m) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and the Transaction Documents and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Transaction Documents and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(n) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(o) The Units. The Units to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Units is not subject to any preemptive or similar rights.

(p) The Ordinary Shares. The Ordinary Shares included in the Units have been duly authorized by the Company and, when issued and delivered against payment for the Units by the Underwriters pursuant to this Agreement, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q) The Warrants. The Warrants included in the Units when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment for the Units by the Underwriters pursuant to this Agreement, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(r) The Ordinary Shares Issuable Upon Exercise of the Warrants. The Ordinary Shares issuable upon exercise of the Warrants included in the Units and the Private Placement Warrants have been duly authorized and reserved for issuance upon exercise thereof and, when executed by the Company and countersigned, and issued and delivered against payment therefor pursuant to the Warrants and the Private Placement Warrants, as applicable, and the Warrant Agreement, will be duly and validly issued, fully paid and nonassessable. The holders of such Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Ordinary Shares (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(s) The Private Placement Warrants. The Private Placement Warrants, when delivered upon consummation of the offering, will be duly executed, authenticated and issued, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principals of general applicability.

(t) The Trust Agreement. The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(u) The Warrant Agreement. The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(v) The Founder’s Purchase Agreement. The Founder’s Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(w) [Reserved.]

(x) Warrant Subscription Agreement. The Warrant Subscription Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(y) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(z) The Insider Letters. The Insider Letters executed by the Company, the Sponsor and, to the Company’s knowledge, each executive officer, director and director nominee of the Company, have been duly authorized, executed and delivered by the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, and is a valid and binding agreement of the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(aa) The Services Agreement. The Services Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(bb) Descriptions of the Underwriting Agreement and the Transaction Documents. This Agreement and each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(cc) No Violation or Default. The Company is not (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property or asset of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) No Conflicts. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents, the issuance and sale of the Units and the consummation of the transactions contemplated by this Agreement and the Transaction Documents or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property, right or asset of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(ee) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents, the issuance and sale of the Units and the consummation of the transactions contemplated by this Agreement and the Transaction Documents, except for the registration of the Units under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters.

(ff) Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company is or may be a party or to which any property of the Company is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(gg) Independent Accountants. Marcum LLP (“Marcum”), who have certified certain financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(hh) Statements in the Statutory Prospectus and the Prospectus. The statements in the Statutory Prospectus and the Prospectus under the headings “Principal Shareholders,” “Certain Relationships and Related Party Transactions,” “Description of Securities,” “Underwriting,” and “Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are in all material respects accurate and fair summaries of such legal matters, agreements, documents or proceedings. “Statutory Prospectus” shall mean (i) the Preliminary Prospectus dated [●], 2019, relating to the Securities and (ii) the time of delivery information set forth on Schedule II hereto.

(ii) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(jj) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(kk) Taxes. The Company has paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its properties or assets.

(ll) USA PATRIOT Act. The operations of the Company are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) Licenses and Permits. The Company possesses all licenses, sub-licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(nn) Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(oo) Since the date of the latest audited financial statements included in the Statutory Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(pp) Cybersecurity; Data Protection. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(qq) No Unlawful Payments. Neither the Company nor any director, officer or employee of the Company nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintains and enforces, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(rr) Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ss) No Conflicts with Sanctions Laws. Neither the Company nor any of its directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company has not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(tt) Compliance with NASDAQ Rules. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the initial effective date of the Registration Statement the Company will be in compliance with, the requirements of Nasdaq Marketplace Rules IM-5605. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the initial effective date of the Registration Statement the Company will be in compliance with, the phase-in requirements and all other provisions of the Nasdaq Stock Market LLC corporate governance requirements set forth in the Nasdaq Marketplace Rules.

(uu) Material Lending. The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(vv) Questionnaires. All information contained in the questionnaires (the “Questionnaires”) completed by the Sponsor and, to the knowledge of the Company, the Company’s officers, directors and director nominees and provided to the Underwriters, is true and correct and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect.

(ww) No Prior Acquisition Target. Prior to the date hereof, the Company has not selected any acquisition target and has not, nor, to its knowledge, has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any possible initial Business Combination target.

(xx) No Broker’s Fees. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or the Sponsor with respect to the sale of the Units hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or any officer or director of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority (“FINRA”).

(yy) No Direct or Indirect Payments. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other “item of value” as defined in Rule 5110(c)(3) of FINRA’s Conduct Rules): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any Member, within the twelve months prior to the initial effective date of the Registration Statement, other than payments to the Underwriters pursuant to this Agreement.

(zz) No Investment Banking, Financial Advisory and/or Consulting Services. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, during the period beginning 180 days prior to the initial filing of the Registration Statement and ending on the initial effective date of the Registration Statement, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(aaa) Affiliation with FINRA. Except as disclosed in the FINRA Questionnaires provided to the Representative, (a) to the Company’s knowledge no officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member, (b) to the Company’s knowledge, no Company Affiliate is an owner of shares or other securities of any Member (other than securities purchased on the open market), (c) to the Company’s knowledge, no Company Affiliate has made a subordinated loan to any Member.

(bbb) Relationships. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, stockholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, Statutory Prospectus or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director, director nominee or officer of the Company.

(ccc) No Unlawful Influence. The Company has not offered, or caused the Underwriters to offer, the Units to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(ddd) Upon delivery and payment for the Units on the Closing Date, the Company will not be subject to Rule 419 and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(eee) No Stabilization. Neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Units.

(fff) Margin Rules. Neither the issuance, sale and delivery of the Units nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ggg) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(hhh) Sarbanes-Oxley Act. The Company is, or on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder and related or similar rules or regulations promulgated by any governmental or self-regulatory entity or agency, that are applicable to it as of the date hereof.

(iii) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto the Company was an “ineligible issuer,” as defined in Rule 405 under the Securities Act solely because of subclause (B) of clause (ii) of the definition thereof. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act.

(jjj) No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(kkk) Stamp Taxes. Except for any net income, capital gains or franchise taxes imposed on the Underwriters by any foreign jurisdiction or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement and the Transaction Documents) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in a foreign jurisdiction, the United States or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement and the Transaction Documents, (B) the issuance and delivery of the Units in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Underwriters of the Units as contemplated herein and in the Prospectus.

(lll) Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; and the Company will furnish copies of the Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith ; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many written and electronic copies of the Prospectus (including all amendments and supplements thereto) as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters a prospectus relating to the Units is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Units by any Underwriter or dealer.

(c) Amendments or Supplements. Before making, preparing, using, authorizing, approving, referring to or filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any proposed amendment or supplement to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, any of the Marketing Materials, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any of the Marketing Materials or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Units for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Units and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Units; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 10(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement (which need not be certified by independent public or independent certified public accountants unless required by applicable law).

(h) Clear Market. For a period of 180 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the Commission a registration statement under the Securities Act relating to, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than the Units to be sold hereunder and any Ordinary Shares of the Company issued upon the exercise of options granted under Company Stock Plans; provided, however, that the Company may (1) issue and sell the Option Units on exercise of the option provided for in Section 2 hereof, (2) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the Founder Shares, the Private Placement Warrants and the Ordinary Shares issuable upon exercise thereof, and (3) issue securities in connection with a Business Combination, or (iii) release the Sponsor or any officer, director or director nominee from the 180-day lock-up contained in the Insider Letter.

If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up contained in the Insider Letter for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Private Placement Warrants received by it in a manner materially consistent with the applications described under the caption “Use of Proceeds” in the Statutory Prospectus and the Prospectus.

(j) No Stabilization. Neither the Company nor its affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Ordinary Shares.

(k) Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Securities on NASDAQ.

(l) Reports. So long as the Units are outstanding, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Units, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(n) Emerging Growth Company. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company or at any time prior to the later of (i) completion of the distribution of Units within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 4(h) hereof.

(o) Current Report on Form 8-K. On the date hereof, to retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four Business Days after the Closing Date, file a Current Report on Form 8-K with the Commission, which Report shall contain the Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2(b) hereof, the Company shall promptly, but not later than four Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Option Units and its receipt of the proceeds therefrom.

(p) Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

(q) Transfer and Warrant Agent. For a period commencing on the effective date of the Registration Statement and ending on the Termination Date, the Company shall retain a transfer and warrant agent.

(r) Initial Business Combination. The Company will not consummate an initial Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors unless it or a committee of independent members of the Company’s Board of Directors obtains an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such initial Business Combination is fair to the Company from a financial point of view. The Company shall not pay the Sponsor or its affiliates or any of the Company’s officers, directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of an initial Business Combination except as disclosed in the Registration Statement.

(s) FINRA Submissions. For a period of 90 days following the effective date of the Registration Statement, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), the Representative and its counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its stockholders or for soliciting stockholder approval, as applicable.

(t) Affiliates or Associated Persons of Members. The Company shall advise FINRA, the Representative and its counsel if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Units.

(u) Trust Account Investments. The Company shall cause the proceeds of the offering and the sale of the Private Placement Warrants held in the Trust Account to be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates an initial Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(v) Use of Funds in Trust Account. During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the trustee under the Trust Agreement to release interest from the Trust Account, the amounts necessary to pay its tax obligations. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (net of taxes payable thereon in accordance with the preceding sentence)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the Liquidation; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the offering held outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(w) Availability of Authorized but Unissued Securities. The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon the exercise of any of the Warrants and the Private Placement Warrants outstanding from time to time and the conversion of the Founder Shares.

(x) No Additional Issuances prior to the Business Combination. Prior to the consummation of an initial Business Combination or the Liquidation, the Company shall not issue any Ordinary Shares, Warrants or any options or other securities convertible into Ordinary Shares, or any preferred shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the Ordinary Shares on a Business Combination.

(y) Audit Committee Review. Prior to the consummation of an initial Business Combination or the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(z) Penny Stock. The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act during such period.

(aa) Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) Consummate the Initial Business Combination. The Company may consummate the initial Business Combination and conduct redemptions of Ordinary Shares for cash upon consummation of such Business Combination without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each stockholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Ordinary Shares held by such stockholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the offering and the sale of the Private Placement Warrants and (y) any interest income earned on the funds held in the Trust Account not previously released to pay taxes, divided by (B) the total number of Ordinary Shares sold as part of the Units in the offering (the “Public Stock”) then outstanding. If, however, a stockholder vote is required by law or stock exchange listing requirement in connection with the initial Business Combination or the Company decides to hold a stockholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s stockholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor, officers and directors have agreed to vote all of their Founder Shares and any other Ordinary Shares purchased during or after the offering in favor of the Company’s initial Business Combination. If the Company seeks stockholder approval of the initial Business Combination, the Company will offer to each Public Stockholder holding Ordinary Shares the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the offering and the sale of the Private Placement Warrants and (2) any interest income earned on the funds held in the Trust Account not previously released to pay taxes, divided by (II) the total number of Public Stock then outstanding. If the Company seeks stockholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding Ordinary Shares voted by the stockholders at a duly held stockholders meeting are voted to approve such Business Combination. If, after seeking and receiving such stockholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Stockholders who affirmatively requested such redemption. Only Public Stockholders holding Ordinary Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination and the Amended and Restated Memorandum and Articles of Association of the Company, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of shares of capital stock of the Company in connection therewith. In the event that the Company does not effect a Business Combination by twenty-four (24) months from the closing of the offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Public Stock, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (including interest not previously released to the Company to pay taxes, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Stock, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Only Public Stockholders holding Ordinary Shares included in the Units shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of the Company. The Sponsor and the Company’s officers and directors have agreed that they will not propose any amendment to the Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of the outstanding Public Stock if the Company has not consummated a Business Combination within twenty-four months from the closing of the offering, unless the Company offers to redeem the Public Stock in connection with such amendment, as described in the Statutory Prospectus and Prospectus.

(cc) Business Combination Announcement. In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (a “Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of an initial Business Combination that indicates that the Underwriters were the underwriters in the offering, the Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representative’s standard policies regarding confidential information.

(dd) Deferred Discount Payment. Upon the consummation of the initial Business Combination, the Company will direct the Trustee to pay the Representative, on behalf of the Underwriters, the Deferred Discount out of the proceeds of the offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount.

(ee) Forfeiture. Upon the earlier to occur of the expiration or termination of the Underwriters’ option to purchase additional units, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 937,500 by (b) a fraction, (i) the numerator of which is 3,750,000 minus the number of Option Units purchased by the Underwriters upon the exercise of their option to purchase additional units, and (ii) the denominator of which is 3,750,000. For the avoidance of doubt, if the Underwriters exercise their option to purchase additional units in full, the Company shall not cancel or otherwise affect the forfeiture of the Founder Shares pursuant to this subsection.

(ff) Written Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made at such time, not misleading, the Company will promptly (i) notify the Representative so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as may be reasonably requested.

(gg) Delivery of Agreements. The Company will deliver to the Representative executed copies of the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Private Placement Warrants Purchase Agreement, the Services Agreement, the Registration Rights Agreement and the Insider Letters.

(hh) Insurance. The Company will maintain directors’ and officers’ insurance (including, without limitation, insurance covering the Company, its directors and officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Act, the Exchange Act, the Regulations and any applicable foreign securities laws).

(ii) Future Financings. The Company agrees that neither it, nor any successor or subsidiary of the Company, will consummate any public or private equity or debt financing prior to the consummation of a Business Combination, unless all investors in such financing expressly waive, in writing, any rights in or claims against the Trust Account.

(jj) Trust Account Waiver Acknowledgments. The Company hereby agrees that it will use its reasonable best efforts prior to commencing its due diligence investigation of any prospective Business Combination target or obtaining the services of any vendor (other than the Underwriters or the independent auditors) to have such Business Combination target and/or vendor acknowledge in writing whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $250,000,000 (without giving effect to any exercise of the Over-allotment Option) for the benefit of the Public Shareholders and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only (i) to the Public Shareholders in the event they elect to redeem Ordinary Shares contained in the Public Securities in connection with the consummation of a Business Combination, (ii) to the Public Shareholders if the Company fails to consummate a Business Combination within the time period set forth in the Charter Documents, or (iii) to the Company after or concurrently with the consummation of a Business Combination and (b) for and in consideration of the Company (i) agreeing to evaluate such Business Combination target for purposes of consummating a Business Combination with it or (ii) agreeing to engage the services of the vendor, as the case may be, such Business Combination target or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The Company may forego obtaining such waivers only if the Company shall have received the approval of its Chief Executive Officer and the approving vote of at least a majority of its Board of Directors.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that it is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Firm Units on the Closing Date or the Option Units on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and the Marketing Materials, shall have been timely filed with the Commission under the Securities Act (in the case of the Marketing Materials, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Material Adverse Change. No event or condition of a type described in Section 3(i) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Officer’s Certificate. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(e) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (c) above.

(e) Comfort Letters. (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Marcum shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in substantially the form attached as Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each time of delivery is attached as Annex I(b) hereto), containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f) Opinion and 10b-5 Statement of Counsel for the Company. Ellenoff Grossman & Schole LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(g) Opinion of Cayman Islands Counsel for the Company. Maples and Calder, Cayman Islands counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Kirkland & Ellis LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Units; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Units.

(j) Good Standing. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company its jurisdiction of organization and its good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) Exchange Listing. The Units to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(l) Delivery of Transaction Documents. On the effective date of the Registration Statement, the Company shall have delivered to the Representative executed copies of each of the Transaction Documents, and each of the Transaction Documents shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(m) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on The Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York, State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representative’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such time of delivery on the terms and in the manner contemplated in the Statutory Prospectus and the Prospectus.

(n) Delivery of Prospectuses. The Company shall have complied with the provisions of Section 4(a) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

(o) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any of the Marketing Materials, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Written Testing-the-Waters Communication, any of the Marketing Materials or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [●] paragraph under the caption “Underwriting”, and the information contained in the [●] paragraphs under the caption “Underwriting”.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Cantor Fitzgerald & Co. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Units and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Units. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies.The remedies provided for in paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Units, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Units that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. If other persons become obligated or agree to purchase the Units of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Units that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Units to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Units that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Units that such Underwriter agreed to purchase on such date) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Units that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Units to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Units on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Units and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Units under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees (including fees of counsel) incurred in connection with any filing with, and clearance of the offering by, FINRA not to exceed $15,000; (viii) all expenses incurred by the Company in connection with any road show presentation to potential investors; (ix) all expenses and application fees related to the listing of the Units on NASDAQ; and (x) the expenses of investigations and background checks, not to exceed $25,000. In addition, the Representative has agreed to reimburse the Company for $250,000,000 of expenses incurred by the Company.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Units for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Units for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Units from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o Cantor Fitzgerald & Co., 499 Park Avenue, New York New York 10022 (fax: (212) 829-4708); Attention: General Counsel. Notices to the Company shall be given to it at c/o Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York, 10105, (fax (212) 370-7889); Attention: John Carroll, Chief Executive Officer, with a copy to the Company’s counsel at Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York, 10105, (fax (212) 370-7889), Attention: Stuart Neuhauser, Esq.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(d) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(e):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(i) Waiver of Immunity. To the extent that the Company may be entitled in any jurisdiction in which judicial proceedings may at any time be commenced hereunder, to claim for itself or its revenues or assets any immunity, including sovereign immunity, from suit, jurisdiction, attachment in aid of execution of a judgment or prior to a judgment, execution of a judgment or any other legal process with respect to its obligations hereunder and to the extent that in any such jurisdiction there may be attributed to the Company such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and irrevocably waives such immunity to the maximum extent permitted by law.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ACT II GLOBAL ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

Accepted: As of the date first written above

CANTOR FITZGERALD & CO.

For itself and on behalf of the
several Underwriters listed
in Schedule I hereto.

By:
Title:
Name:

[Signature Page to the Underwriting Agreement]

Schedule I

Underwriter(s)	Number of Underwritten Securities to be Purchased

Cantor Fitzgerald & Co. [●]

Total	25,000,000

Schedule II

TIME OF DELIVERY INFORMATION

Act II Global Acquisition Corp. priced 25,000,000 units at $10.00 per unit plus an additional 3,750,000 units if the underwriters exercise their option to purchase additional units in full.

Schedule III

SCHEDULE OF WRITTEN TESTING-THE-WATERS COMMUNICATIONS

Annex I(a)

[Comfort Letter of Marcum to come]

Annex I(b)

[Comfort Letter of Marcum to come]

Annex II

FORM OF PRESS RELEASE

Act II Global Acquisition Corp.
[Date]

Act II Global Acquisition Corp. (“Company”) announced today that Cantor Fitzgerald & Co., the sole book-running manager in the Company’s recent public sale of 25,000,000 units of the Company, each unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and [one half] of one warrant, where each whole warrant entitles the holder to purchase one Ordinary Share, is [waiving] [releasing] a lock-up restriction with respect to [●] units held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 20[●], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.